QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.8

23 September 2002

Mr G Davis
Chief Executive
Imperial Tobacco Group PLC
PO Box 244
Upton Road
Bristol BS99 7UJ

Dear Gareth

Executive Directors' Salary Review

        On behalf of the Remuneration Committee, I have been asked to advise you that at its meeting on 4 September 2002, following a review of the Company's current remuneration arrangements for Executive Directors, it was agreed that your salary be increased to £600,000 per annum, with effect from 1 October 2002.

Yours sincerely

R C Hannaford
Secretary of the Remuneration Committee

23 September 2002

Mr R Dyrbus
Finance Director
Imperial Tobacco Group PLC
PO Box 244
Upton Road
Bristol BS99 7UJ

Dear Bob

Executive Directors' Salary Review

        On behalf of the Remuneration Committee, I have been asked to advise you that at its meeting on 4 September 2002, following a review of the Company's current remuneration arrangements for Executive Directors, it was agreed that your salary be increased to £380,000 per annum, with effect from 1 October 2002.

Yours sincerely

R C Hannaford
Secretary of the Remuneration Committee

Dated 19th December 2002

(1) Imperial Tobacco Group PLC

— and —

(2) Manfred Häussler

EXECUTIVE SERVICE AGREEMENT

An Agreement made the 19th day of December 2002 between:

(1)
Imperial Tobacco Group PLC (Company Number: 3236483) whose registered office is situated at PO Box 244, Upton Road, Bristol BS99 7UJ ("the Company"); and

(2)
Manfred Häussler of Apt 1 Boyne House, 9 Grove Road, Beaconsfield, Bucks HP9 1UN ("the Executive").

Witnesses as follows:

1.    Definitions

        In this Agreement unless the context otherwise requires:

1.1
"the Board" means the Board of Directors of the Company;

1.2
"Group Companies" means the Company and all subsidiary and associated companies from time to time of the Company which shall include, for the avoidance of doubt, Imperial Tobacco Germany Management GmbH;

1.3
"associated companies" means a company which falls to be treated as such for the purposes of Statement of Standard Accounting Practice No. 1 of the Institute of Chartered Accountants in England and Wales;

1.4
"subsidiary" has the meaning ascribed thereto in Section 736 of the Companies Act 1985 as amended;

1.5
"Reemstma" means Reemstma Holding GmbH & Co. KG, Reemstma Cigarettenfabriken GmbH and their subsidiaries;

1.6
References to Clauses are to clauses so numbered in this Agreement.

2.    Term and Appointment

2.1
The Company shall engage the Executive and the Executive shall serve the Company as hereinafter provided ("the Appointment"). Under the terms of the Appointment the Executive's employment with the Company commenced on 1 June 2002, and his appointment as an executive director of the Company commenced on 1 August 2002. The Appointment shall continue subject as hereinafter mentioned in this Agreement unless and until terminated by either party giving to the other not less than the requisite prior notice in writing, in accordance with the following provisions:

(a)
At the commencement of the Appointment, the requisite notice from the Company shall be 104 weeks. This shall reduce at the rate of two weeks per calendar month from the commencement of the Appointment until such time as the requisite notice shall reach 52 weeks whereupon that shall become the requisite notice period required from the Company.

(b)
At all times the requisite notice period required from the Executive shall be 52 weeks.

  For the avoidance of doubt, the Appointment shall automatically terminate when the Executive reaches the age of 63 years.

2.2
Where notice is served to terminate the Appointment whether by the Company or the Executive the Company shall be entitled in its absolute discretion to terminate the Appointment forthwith by paying to the Executive salary in lieu of notice and if the Executive accepts such payment it shall be deemed to be in full and final satisfaction of the Executive's claims under this Agreement. For the avoidance of doubt, no additional compensation will be payable in respect of the termination of any other position held within the Group, e.g. as a member of the Vorstand or member of the Supervisory Board at Reemtsma.

3.    Duties

3.1
During the Appointment the Executive shall devote the whole of his time and attention to the duties assigned to him and shall well and faithfully serve the Company and use his best endeavours to promote the interests of the Company and the Group Companies and shall obey all reasonable and lawful directions given to him by or under the authority of the Board and subject thereto the Executive shall perform the duties of Sales and Marketing Director.

3.2
The Executive may be required in pursuance of his duties hereunder:

(a)
to perform services not only for the Company but also for any of the Group Companies and without further remuneration (except as otherwise agreed) to accept such offices in any of the Group Companies as the Company may from time to time reasonably require and if the Executive shall cease to be a director of the Company for any reason then he may at the will of the Company continue as an employee;

(b)
to work at such places within the United Kingdom as the Company may require, the Company reimbursing the Executive in respect of all reasonable relocation expenses; and

(c)
to travel to such places whether in or outside the United Kingdom by such means and on such occasions as the Company may from time to time require.

3.3
Notwithstanding the foregoing or any other provision of this Agreement the Company shall not be under any obligation to vest in or assign to the Executive any powers or duties and may at any time require the Executive to perform:

(a)
all his normal duties;

(b)
a part only of his normal duties and no other duties;

(c)
such duties as it may reasonably require and no others; or

(d)
no duties whatsoever;

  After notice to terminate the Employment has been given by the Executive or the Company, the Board may for all or part of the duration of the notice period in its absolute discretion require the Executive:

    (i)
    to perform only such duties as it may allocate to the Executive;

    (ii)
    not to perform any of the Duties;

    (iii)
    not to have any contact (other than social contact) with clients of the Company, or any Group Company;

    (iv)
    not to have any contact other than social contact with such employees or suppliers of the Company, or any Group Company as the Board shall determine;

    (v)
    to disclose to the Board any attempted contact (other than social contact) with him made by any client, employee or supplier with whom the Executive has been required to have no contact pursuant to this sub-clause;

    (vi)
    to take any accrued holiday entitlement;

    (vii)
    not to enter any premises of the Company or any Group Company.

    provided always that throughout the period of any such action and subject to the other provisions of this Agreement the Executive's salary and contractual benefits shall not cease to accrue or be paid.

  (e)
  The Executive acknowledges that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Executive have any claim against the Company in respect of any such action.

  (f)
  During any period of garden leave the Executive shall owe a duty of the utmost good faith to the Company, must not work for any other person or on his own account and shall remain readily contactable and available to work for the Company, or any Group Company. Should the Executive work for any other person or on his own account or fail to be available for work at any time having been requested by the Company to do so, the Executive's right to salary and contractual benefits in respect of such period of non-availability shall be forfeit notwithstanding any other provision of this Agreement.

4.    Holiday Entitlement

  During the Appointment the Executive shall be entitled to twenty five working days' holiday (in addition to eight public holidays and four Company holidays) in each calendar year January to December at full salary to be taken at such time or times as may be approved by the Board. Holidays not taken can be carried over to a subsequent year provided that this is agreed by the Board. Upon the termination of the Appointment by either the Executive or the Company either the Executive shall be entitled to receive payment in lieu of accrued holidays in respect of the then current calendar year not taken at that date (provided that such termination is not pursuant to Clause 12) or the Company shall be entitled to make a deduction from the Executive's remuneration in respect of holidays taken in excess of the accrued entitlement. The accrued holiday entitlement at the date of termination shall be calculated on the basis of 2 1/12 days holiday for each completed calendar month of service in the then current calendar year and the amount of the payment in lieu or deduction shall be calculated on the basis of 1/260 of the Executive's annual salary for each day's holiday not taken or taken in excess of the accrued entitlement.

5.    Disclosure of interests

5.1
Except for those appointments already held by the Executive and notified to the Board at the date of this Agreement or as a representative of the Company or with the previous approval of the Board the Executive shall not during the Appointment whether directly or indirectly and whether paid or unpaid be engaged or concerned in the conduct of any other actual or prospective business or professions or be or become an employee, agent, partner, consultant or director of any other company or firm or assist, subject to Clause 5.2, or have any financial interest in any other such business or profession.

5.2
The Executive shall be permitted to hold shares or securities of a company any of whose shares or securities are quoted or dealt in on any recognised investment exchange provided that any such holding shall not exceed five per cent. of the issued share capital of the company concerned and is held by way of bona fide investment only ("Investment").

5.3
The Executive shall disclose to the Board any matters relating to his spouse, their children, or their parents which, if they applied to the Executive, would contravene Clause 5.1, to the extent that the Executive has actual knowledge of such matters.

6.    Remuneration and Benefits

6.1
During the Appointment, as remuneration for his services hereunder, the Executive shall be paid a fixed salary at the rate of £350,000 (Three Hundred and Fifty Thousand Pounds) per annum with effect from 1 June 2002, rising to £370,000 (Three Hundred and Seventy Thousand Pounds) per annum with effect from 1 October 2002, and thereafter at such other rate as may be agreed annually. Such salary shall be inclusive of any fees or remuneration which he would otherwise be entitled to receive from the Company or any Associated Company and shall be payable by bank credit transfer in equal monthly instalments in arrears on the 16th day of each calendar month, or if the 16th is not a working day, then on the last working day before the 16th of the month.

6.2
In addition to the remuneration defined at paragraph 6.1, during his period of membership of the Imperial Tobacco Pension Fund ("the Fund") the Executive shall be entitled to receive an annual non-pensionable non-bonusable salary supplement equal to the amount which the Executive shall be required to pay by way of member contributions to the Fund in accordance with its trust deed and rules as they may be altered or amended from time to time. Payment of this salary supplement shall be made monthly in accordance with the provisions of paragraph 6.1. For periods of membership of the Fund of less than one year the amount of the salary supplement for that year shall be pro-rated accordingly.

6.3
To the extent to which the Board exercises its discretion regarding the provision of any annual bonus scheme, the Executive shall be entitled to participate in the Company's annual bonus scheme in accordance with the rules of the scheme and any performance conditions thereunder as those rules or conditions may be altered or amended from time to time. The provision of an annual bonus scheme is at the absolute discretion of the Board (who may, subject however to the express terms of such bonus scheme, suspend or discontinue such bonus scheme at any time in the interests of the Company whether generally or in relation to the Executive).

6.4
To the extent to which the Board exercises its discretion regarding the provision of a long term incentive plan, the Executive shall be entitled to participate in the Company's long term incentive plan in accordance with the rules of the plan and any performance conditions thereunder as those rules or conditions may be altered or amended from time to time. The provision of the long term incentive plan is at the absolute discretion of the Board (who may, subject however to the express terms of such plan, suspend or discontinue such a plan at any time in the interests of the Company whether generally or in relation to the Executive).

6.5
To the extent to which the Board exercises its discretion regarding the provision of a share matching scheme, the Executive shall be entitled to participate in the Company's share matching scheme in accordance with the rules of the scheme as those rules may be altered or amended from time to time. The provision of the share matching scheme is at the absolute discretion of the Board (who may, subject however to the express terms of such scheme, suspend or discontinue such a scheme at any time in the interests of the Company whether generally or in relation to the Executive).

6.6
Subject to the rules of the terms of the scheme as they may be altered or amended, the Executive shall be entitled to participate in any private medical insurance cover taken out by the Company for the benefit of its directors and/or senior employees.

6.7
During his period of employment, the Executive shall be entitled to participate in the Imperial Tobacco Pension Fund ("the Fund") an Inland Revenue exempt approved occupational pension scheme, in accordance with its trust deed and rules as they may be altered or amended from time to time. Provided and to the extent that the Executive participates in the Fund as an employed member during his period of employment, the following additional provisions in paragraphs 6.8 and 6.9 shall apply in respect of the Executive's pension arrangements deriving from his period of employment.

6.8
On his retirement, the Company undertakes to procure that the total pension payable to the Executive ("the Total Pension") shall be calculated in accordance with the pension agreement dated 13 November 1990 ("the 1990 Agreement") made between the Executive and Reemtsma Cigarettenfabriken GmbH, as the same may have been amended from time to time, applying the following assumptions to such calculation:

(a)
that years of service with the Company or any other Group Company shall be accepted as service years for the calculation of the amount of the pension entitlements according to the provisions of the 1990 Agreement; and

(b)
that the tax base calculation (Bemessungsgrundlage) defined in the 1990 Agreement shall be calculated as the rate of his fixed annual salary in accordance with paragraph 6.1 at the date of his retirement.

  The Total Pension shall be deemed to comprise any pension payable to a dependant of the Executive (including a surviving spouse) on his death.

  By way of confirmation, if the Executive remains employed until he reaches his retirement age of 63 the amount of the Total Pension payable to him for life under the above provisions would be 42% of his fixed annual salary in accordance with paragraph 6.1 at the date of his retirement, and the pension payable to his spouse for life following his death would be 60% of such amount.

6.9
The Total Pension referred to in paragraph 6.8 shall be paid to the Executives in the following discrete parts:

(a)
the pension payable to the Executive by the Imperial Tobacco Pension Fund ("the Fund") in respect of his period of employment with the Company, being the standard pension payable under the rules of the Fund (or benefits of equivalent aggregate value, including an adjusted pension, if the Executive elects to commute part of the pension for a lump sum, to allocate part of it to a dependant or to take a pension of an alternative amount;

(b)
the pension payable to the Executive by Reemtsma Cigarettenfabriken GmbH in accordance with the 1990 Agreement in respect of his period of employment with that company;

(c)
a pension payable to the Executive by the Company equal to the remaining balance of the Total Pension after payment to him of the pensions referred to in sub-paragraphs (a) and (b) above.

7.    Expenses

  The Executive shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly authorised by the Board and incurred in or about the performance of his duties hereunder, which expenses shall be evidenced in such manner as the Company may reasonably require from time to time.

8.    Company Car

  To assist in the performance of his duties hereunder the Company shall during the Appointment provide the Executive with a car of a cost and type to be determined from time to time by the Board and subject to any terms and conditions which the Company may from time to time impose on the Executive in relation thereto. Subject thereto the Company shall bear the cost of insuring, testing, taxing, repairing and maintaining the same and shall reimburse to the Executive all reasonable running expenses of such car. The Executive shall:

8.1
take good care of the car and ensure that the provisions and conditions of any policy of insurance relating thereto are observed;

8.2
not permit such car to be taken out of the United Kingdom without the written consent of the Company; and

8.3
the Executive may at his own election opt out of the above scheme, and in its place use his own car, and claim a car allowance, the amount of which is set by the Board from time to time.

9.    Confidential Information

9.1
The Executive shall not use or divulge or communicate to any person other than with proper authority any of the trade secrets or other confidential information of or relating to the Company or any of the Group Companies (including but not limited to details of customers, potential customers, consultants, suppliers, potential suppliers, designs, product details, future product details, prices, discounting arrangements, specific product applications, existing trade arrangements, terms of business and those in the course of negotiation, operating systems, pricing and fee structures, financial information, inventions, research and development activities) which he may have created, developed, received or obtained while in the service of the Company or any of the Group Companies (whether before or after the commencement of the Appointment). This restriction shall continue to apply after the termination of the Appointment howsoever arising without limit in point of time including ideas information or knowledge which may come into the public domain for so long as the Executive is in a position to use such information more readily than others who have not worked for the Company.

9.2
The Executive shall not during the Appointment make otherwise than for the benefit of the Company any records (whether recorded on paper, computer memory or discs or otherwise) relating to any matter within the scope of the business of the Company or any of the Group Companies or concerning any of its or their dealings or affairs nor either during the Appointment or thereafter use or permit to be used any such records otherwise than for the benefit of the Company it being agreed by the parties that all such records (and copies thereof) in the possession or control of the Executive shall be the property of the Company and shall be handed over by the Executive to the Company from time to time and on demand and in any event upon the termination of the Appointment.

9.3
The Executive shall not during the Appointment speak in public or write any article for publication on any matter connected with or relating to the business of the Company or any of the Group Companies without first obtaining the approval of the Board.

10.  Inventions and Creative Works

10.1
The Executive acknowledges that because of the nature of his duties and the particular responsibilities arising as a result of such duties which he owes to the Company and the Group Companies he has a special obligation to further the interests of the Company and the Group Companies. In particular the duties of the Executive shall include reviewing the products and services of the Company and Group Companies with a view to improving them by new and/or original ideas and inventions and implementing such improvements.

10.2
The Executive shall promptly disclose to the Company any idea, invention or work which is relevant to or capable of use in the business of the Company or any of the Group Companies made by the Executive in the course of his employment whether or not in the course of his duties. The Executive acknowledges that the intellectual property rights subsisting or which may in the future subsist in any such ideas, inventions or works created by him in the course of his employment will, on creation, vest in and be the exclusive property of the Company and where the same do not automatically vest as aforesaid, the Executive shall assign the same to the Company (upon the request and at the cost of the Company). The Executive hereby irrevocably waives any rights which he may have in any such ideas, inventions or works which are or have been conferred upon him by Chapter IV of Part I of the Copyright Designs and Patents Act 1988 headed "Moral Rights".

10.3
The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this Clause 10 and acknowledges in favour of any third party that a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

11.  Restrictions after Termination

11.1
The Executive shall not for the following periods after the termination of the Appointment howsoever arising (but excluding repudiatory breach of this Agreement by the Company) ("Termination") save with the prior written consent of the Board which shall not be unreasonably refused directly or indirectly, either alone or jointly with or on behalf of any person, firm, company or entity and whether on his own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever:

(a)
For 6 months following Termination, in the Relevant Territory and in competition with the Company or any of the Relevant Group Companies engage, assist or be interested in any undertaking which provides services/or manufactures products similar to those provided or manufactured by the Company or any of the Relevant Group Companies (which shall include the manufacture, sale or distribution of cigarettes, cigars, cigarette papers and tubes, or other tobacco products) in the 12 months prior to Termination and with which the Executive was concerned in the said period of 12 months;

(b)
For 6 months following Termination, in the Relevant Territory solicit or interfere with or endeavour to entice away from the Company or any of the Relevant Group Companies any person, firm, company or entity who was a customer of the Company or any of the Relevant Group Companies in the 12 months prior to Termination and with whom the Executive was concerned or had personal contact in the said period of 12 months;

  (c)
  For 6 months following Termination, in the Relevant Territory be concerned with the supply of services/products to any person, firm, company or entity which was a client/customer of the Company or any of the Relevant Group Companies in the 12 months prior to Termination where such services/products are identical or similar to or in competition with those services/products supplied by the Company or any of the Relevant Group Companies (which shall include the manufacture, sale or distribution of cigarettes, cigars, cigarette papers and tubes, or other tobacco products) in the said 12 month period, with which supply the Executive was concerned in the said period of 12 months;

  (d)
  For 6 months following Termination, in the Relevant Territory solicit or interfere with or endeavour to entice away from the Company or any of the Relevant Group Companies any person, firm, company or entity who was a supplier of services/goods to the Company or any of the Relevant Group Companies which are necessary or required for the manufacture, sale or distribution of cigarettes, cigars or other tobacco products in the 12 months prior to Termination and with whom the Executive was concerned or had personal contact in the said period of 12 months.

  (e)
  For 6 months following Termination, in the Relevant Territory and in competition with the Company or any Relevant Group Companies be concerned with the receipt of services/goods from any person, firm, company or entity which was a supplier of services/goods to the Company or any of the Relevant Group Companies in the 12 months prior to Termination where such services/goods are identical or similar to or in competition with those services/goods supplied to the Company or any of the Relevant Group Companies (which shall include the manufacture, sale or distribution of cigarettes, cigars, cigarette papers and tubes, or other tobacco products) in the said period of 12 months and with which supply the Executive was concerned in the said period of 12 months;

  (f)
  For 6 months following Termination, offer to employ or engage or solicit the employment or engagement of any person who immediately prior to the date of termination was a senior employee or consultant of the Company or any of the Relevant Group Companies (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company); or

  (g)
  At any time following Termination represent himself as being in any way connected with or interested in the business of the Company or any of the Relevant Group Companies.

11.2
Each of the obligations contained in this Clause 11.1 constitutes an entire, separate and independent restriction on the Executive, despite the fact that they may be contained in the same phrase and if any part is found to be unenforceable the remainder will remain valid and enforceable.

11.3
While the restrictions in Clause 11.1 are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such restrictions should be adjudged to be void or ineffective for any reason but would be treated as valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as will be necessary to make them valid and effective.

11.4
The Executive agrees that he will at the request and cost of the Company enter into a direct agreement with any of the Group Companies under which he will accept restrictions corresponding to the restrictions contained in Clause 11.1 (or such as will be appropriate in the circumstances) in relation to such Group Company.

11.5
The provisions of this Clause will not prevent the Executive from holding an Investment.

11.6
For the purposes of this Clause:

  (a)
  a "Relevant Group Company" shall mean any of the Group Companies for which the Executive has performed services or in which he has held office during the 12 months immediately preceding Termination; and

  (b)
  "the Relevant Territory" shall mean England, Scotland, Wales, Northern Ireland, the Channel Islands, the Isle of Man, Eire, the Federal Republic of Germany and any other country where the Group Companies have manufacturing operations or significant sales (accounting for more than 1% of total turnover of Group Companies) in the 12 months prior to Termination which shall comprise the area constituting the market of the Company or any of the Relevant Group Companies for products and services with which the Executive shall have been concerned in the period of 12 months prior to Termination (which shall include the manufacture, sale or distribution of cigarettes, cigars, cigarette papers and tubes, or other tobacco products).

    The Company reserves the right to make such additions to/deletions from the list of countries constituting the Relevant Territory as are reasonable in order to define the area constituting the relevant market at the date of Termination and such list will be discussed by the parties and issued to the Executive as soon as is reasonably practicable following the date of Termination.

12.  Termination by Events of Default

  The Appointment shall be subject to summary termination at any time by the Company by notice in writing if the Executive shall have committed any serious breach or (after warning in writing) any repeated or continued material breach of his obligations hereunder or in the reasonable opinion of the Board shall have failed to perform his duties to a satisfactory standard or shall have been guilty of any act of dishonesty or serious misconduct or any conduct which in the reasonable opinion of the Board tends to bring himself, the Company or any of the Group Companies into disrepute or shall be declared bankrupt or shall compound with his creditors. Any delay by the Company in exercising such right to terminate shall not constitute a waiver thereof.

13.  Incapacity

  If the Executive shall be incapacitated during the Appointment by ill-health or accident from performing his duties hereunder for a period of twelve months or more the Company may by written notice to the Executive forthwith (or as from a future date specified in the notice) discontinue payment in whole or part of the Executive's remuneration under Clause 6 hereof until such incapacity shall cease or (whether or not his remuneration shall have been discontinued as aforesaid) terminate the Appointment. Subject as aforesaid (and provided the Executive complies with the Company's rules on notification and evidence of absence due to illness or injury) the said remuneration shall continue to be payable to the Executive under Clause 6 notwithstanding such incapacity but the Company shall be entitled to set off or deduct therefrom the amount of any Statutory Sick Pay or other benefit to which the Executive is entitled under Social Security legislation for the time being in force.

14.  Obligations upon Termination

  Upon the termination of the Appointment howsoever arising the Executive shall:

14.1
At any time or from time to time thereafter upon the request of the Company, resign without claim for compensation from all offices held in the Company or any of the Group Companies, which for the avoidance of doubt will also include any position as a member of the Vorstand, or member of the Supervisory Board at Reemstma, and from membership of any organisation acquired by reason of or in connection with the Appointment and should he fail to do so the Company is hereby irrevocably appointed to be the Executive's Attorney in his name and on his behalf to execute any document and to do any things necessary or requisite to give effect to this sub-clause;

14.2
Deliver to the Board all documents (including, but not limited to, correspondence, lists of clients or customers, notes, memoranda, plans, drawings and other documents of whatsoever nature and all copies thereof) made or compiled or acquired by the Executive during the Appointment and or as an employee of any of the Group Companies prior to the commencement of the Appointment concerning the business, finances or affairs of the Company or any of the Group Companies or their customers.

15.  Reconstruction and Amalgamation

  If at any time the Executive's employment is terminated in connection with any reconstruction or amalgamation of the Company or any of the Group Companies whether by winding up or otherwise and the Executive receives an offer on terms which (considered in their entirety) are not less favourable to any material extent than the terms of this Agreement from a company involved in or resulting from such reconstruction or amalgamation the Executive shall have no claim whatsoever against the Company or any such company arising out of or connected with such termination and such reconstruction or amalgamation shall not be treated as involving a change of control.

16.  Notices

  Any notice to be given hereunder shall be in writing. Notices may be given by either party by personal delivery or post or by fax addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address and any such notice given by letter or fax shall be deemed to have been served at the time at which the letter was delivered personally or transmitted or if sent by post would be delivered in the ordinary course of post.

17.  Previous Contracts

  This Agreement is in substitution for any previous contract of service between the Company or any of the Group Companies and the Executive which shall be deemed to have been terminated by mutual consent as from the commencement of the Appointment. No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

18.  Third Parties

  Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any third party.

19.  Data Protection

  The Executive consents to the holding and processing by the Company or any other Group Company of personal data (including, where appropriate, sensitive personal data) relating to the Executive for the purposes of personnel or pensions administration, employee management or compliance with any laws or regulations applicable to the Company, Group Company or its or their business.

20.  Proper Law

  This Agreement shall be governed and construed in all respects in accordance with English law.

21.  Construction

21.1
The headings in this Agreement are inserted for convenience only and shall not affect its construction.

21.2
Any reference to a statutory provision shall be construed as a reference to any statutory modification or re-enactment thereof (whether before or after the date hereof) for the time being in force.

22.  Statutory Information and the Schedule

  The Schedule hereto (in addition to this Agreement) constitutes a written statement as at the date hereof of the terms of employment of the Executive in compliance with the provisions of the Employment Rights Act 1996; it does not form part of the contract of employment and may be varied by the Company by notice in writing to the Executive of any changes applicable to his employment.

Executed and Delivered by the said Manfred Häussler in the presence of:	) ) )
Executed and Delivered by the said Imperial Tobacco Group PLC by the signatures of a Director and the Secretary:	) ) ) )
Director
Secretary

THE SCHEDULE

1.
The Executive has been continuously in the employment of the Company (including reckonable service with any of the Group Companies) since 1 January 1991.

2.
Rate of Remuneration and the intervals at which it is paid are contained in Clause 6.

3.
There are no specific terms and conditions relating to hours of work except as provided in Clause 3.1

4.
The terms and conditions relating to holidays are contained in Clause 4 and those relating to sickness are contained in Clause 13.

5.
Particulars as to the length of notice to terminate are contained in Clause 2.

6.
Particulars as to the work for which the Executive is employed are contained in Clause 3.

7.
Subject to Clause 3.2 the Executive's place of work at the date of this Schedule is Farnham House, Farnham Royal, Slough SL2 3RQ United Kingdom.

8.
There are no disciplinary rules applicable to the Executive except as provided in this Agreement and if the Executive is dissatisfied with any disciplinary decision he should apply orally or in writing to the Chairman of the Board.

9.
Any application for the purpose of seeking redress of any grievance relating to the Executive's employment should be made either orally or in writing to the Chairman of the Company and if still unresolved after ten days to the non-executive directors of the Board.

10.
A contracting-out certificate is in force in respect of the Executive's employment.

11.
Details of the Executive's work outside the UK are contained in Clause 3.2.

12.
There are no collective agreements which are applicable to the Appointment.

3 February 2003

Private & Confidential
Addressee only

Mr A G L Alexander
Crafnant
Gregories Farm Lane
Beaconsfield
Bucks HP9 1HJ

Dear Tony

        Imperial Tobacco Group PLC ("the Company") and confirmation of your appointment to the Board as a Non-Executive Director.

        My colleagues and I are pleased to confirm your position as a Non-Executive Director, of the Company in the capacity of Vice Chairman. This letter details the main terms attached to this office.

Duties

        You will be required to attend Board meetings of the Company. The Board meets five times each year and normally the meetings are held here in Bristol. The next Annual General Meeting will be held on 4 February 2003.

        You are already aware of how the Board works and what authorities are delegated to the Group Chief Executive and his executive director colleagues.

        In addition to attending Board meeting you may be invited to serve on one or both of the Remuneration and Audit Committees as well as the Nominations Committee. The Remuneration Committee will meet twice a year and the Audit Committee three times a year. You have been informed of the roles of these Committees.

        I need hardly remind you that the liabilities and obligations of directors of listed companies are more onerous and more rigorously enforced than those relating to private companies. In common with the rest of the Board, you are therefore expected to comply with the terms of the Financial Services Authority Code for transactions by directors of listed companies (a copy of which is available from the Company Secretary) and specifically with any insider dealing rules adopted by the company from time to time.

Appointment

        Following this confirmation of re-appointment, your position will be reviewed annually prior to the AGM or if earlier, upon the date that you reach the age of 65 years. All appointments and re-appointments to the Board are, of course, subject to the Company's Articles of Association.

Remuneration

        The fee is at present £70,000 per annum, payable monthly in arrears, subject to UK statutory deductions.

1

Expenses

        The Company will reimburse you for any expenses that you may incur properly and reasonably in performing your duties in line with the letter to you from me dated 30 September 1996. Such expenses would include reasonable legal fees if circumstances should arise in which it was necessary for you to seek separate legal advice about the performance of your duties. In such a situation, you are required to discuss the issue either with me or with one of your non-executive colleagues in advance.

        The Company looks forward to continuing to work with you in the future.

Yours sincerely

D C Bonham

Chairman
For and on behalf of Imperial Tobacco Group PLC

2

3 February 2003

Private & Confidential
Addressee only

Mr D C Bonham
150 Brompton Road
London
SW3 1HX

Dear Derek

        Imperial Tobacco Group PLC ("the Company") and confirmation of your appointment to the Board as a Non-Executive Director.

        My colleagues and I are pleased to confirm your position as a Non-Executive Director, of the Company in the capacity of Chairman. This letter details the main terms attached to this office.

Duties

        You will be required to attend Board meetings of the Company. The Board meets five times each year and normally the meetings are held here in Bristol. The next Annual General Meeting will be held on 4 February 2003.

        You are already aware of how the Board works and what authorities are delegated to the Group Chief Executive and his executive director colleagues.

        In addition to attending Board meeting you may be invited to serve on one or both of the Remuneration and Audit Committees as well as the Nominations Committee. The Remuneration Committee will meet twice a year and the Audit Committee three times a year. You have been informed of the roles of these Committees.

        I need hardly remind you that the liabilities and obligations of directors of listed companies are more onerous and more rigorously enforced than those relating to private companies. In common with the rest of the Board, you are therefore expected to comply with the terms of the Financial Services Authority Code for transactions by directors of listed companies (a copy of which is available from the Company Secretary) and specifically with any insider dealing rules adopted by the company from time to time.

Appointment

        Following this confirmation of re-appointment, your position will be reviewed annually prior to the AGM or if earlier, upon the date that you reach the age of 65 years. All appointments and re-appointments to the Board are, of course, subject to the Company's Articles of Association.

Remuneration

        The fee is at present £220,000 per annum, payable monthly in arrears, subject to UK statutory deductions of which £30,000 per annum, less UK statutory deductions, will be applied to the purchase of the Company's shares, to be held by a nominee for the duration of your appointment.

1

Expenses

        The Company will reimburse you for any expenses that you may incur properly and reasonably in performing your duties. Such expenses would include reasonable legal fees if circumstances should arise in which it was necessary for you to seek separate legal advice about the performance of your duties. In such a situation, you are required to discuss the issue either with me or with one of your non-executive colleagues in advance.

        The Company looks forward to continuing to work with you in the future.

Yours sincerely

A G L Alexander

Vice Chairman
For and on behalf of Imperial Tobacco Group PLC

2

3 February 2003

Private & Confidential
Addressee only

Mr I J G Napier
Loxley
5 Ladywood Road
Four Oaks
Sutton Coldfield
West Midlands
B74 2SN

Dear Iain

        Imperial Tobacco Group PLC ("the Company") and confirmation of your appointment to the Board as a Non-Executive Director.

        My colleagues and I are pleased to confirm your position as a Non-Executive Director, of the Company. This letter details the main terms attached to this office.

Duties

        You will be required to attend Board meetings of the Company. The Board meets five times each year and normally the meetings are held here in Bristol. The next Annual General Meeting will be held on 4 February 2003.

        You are already aware of how the Board works and what authorities are delegated to the Group Chief Executive and his executive director colleagues.

        In addition to attending Board meeting you may be invited to serve on one or both of the Remuneration and Audit Committees as well as the Nominations Committee. The Remuneration Committee will meet twice a year and the Audit Committee three times a year. You have been informed of the roles of these Committees.

        I need hardly remind you that the liabilities and obligations of directors of listed companies are more onerous and more rigorously enforced than those relating to private companies. In common with the rest of the Board, you are therefore expected to comply with the terms of the Financial Services Authority Code for transactions by directors of listed companies (a copy of which is available from the Company Secretary) and specifically with any insider dealing rules adopted by the company from time to time.

Appointment

        Following this confirmation of re-appointment, your position will be reviewed annually prior to the AGM or if earlier, upon the date that you reach the age of 65 years. All appointments and re-appointments to the Board are, of course, subject to the Company's Articles of Association.

Remuneration

        The fee is at present £35,000 per annum, payable monthly in arrears, subject to UK statutory deductions of which £10,000 per annum, less UK statutory deductions, will be applied to the purchase of the Company's shares, to be held by a nominee for the duration of your appointment.

1

Expenses

        The Company will reimburse you for any expenses that you may incur properly and reasonably in performing your duties. Such expenses would include reasonable legal fees if circumstances should arise in which it was necessary for you to seek separate legal advice about the performance of your duties. In such a situation, you are required to discuss the issue either with me or with one of your non-executive colleagues in advance.

        The Company looks forward to continuing to work with you in the future.

Yours sincerely

D C Bonham

Chairman
For and on behalf of Imperial Tobacco Group PLC

2

3 February 2003

Private & Confidential
Addressee only

Mr L W Staby
Wulfsdal 10
22587 Hamburg
Germany

Dear Ludger

        Imperial Tobacco Group PLC ("the Company") and confirmation of your appointment to the Board as a Non-Executive Director.

        My colleagues and I are pleased to confirm your position as a Non-Executive Director, of the Company. This letter details the main terms attached to this office.

Duties

        You will be required to attend Board meetings of the Company. The Board meets five times each year and normally the meetings are held here in Bristol. The next Annual General Meeting will be held on 4 February 2003.

        You are already aware of how the Board works and what authorities are delegated to the Group Chief Executive and his executive director colleagues.

        In addition to attending Board meeting you may be invited to serve on one or both of the Remuneration and Audit Committees as well as the Nominations Committee. The Remuneration Committee will meet twice a year and the Audit Committee three times a year. You have been informed of the roles of these Committees.

        I need hardly remind you that the liabilities and obligations of directors of listed companies are more onerous and more rigorously enforced than those relating to private companies. In common with the rest of the Board, you are therefore expected to comply with the terms of the Financial Services Authority Code for transactions by directors of listed companies (a copy of which is available from the Company Secretary) and specifically with any insider dealing rules adopted by the company from time to time.

Appointment

        Following this confirmation of re-appointment, your position will be reviewed annually prior to the AGM or if earlier, upon the date that you reach the age of 70 years. All appointments and re-appointments to the Board are, of course, subject to the Company's Articles of Association.

Remuneration

        The fee is at present £35,000 per annum, payable monthly in arrears, subject to UK statutory deductions of which £10,000 per annum, less UK statutory deductions, will be applied to the purchase of the Company's shares, to be held by a nominee for the duration of your appointment.

1

Expenses

        The Company will reimburse you for any expenses that you may incur properly and reasonably in performing your duties. Such expenses would include reasonable legal fees if circumstances should arise in which it was necessary for you to seek separate legal advice about the performance of your duties. In such a situation, you are required to discuss the issue either with me or with one of your non-executive colleagues in advance.

        The Company looks forward to continuing to work with you in the future.

Yours sincerely

D C Bonham

Chairman
For and on behalf of Imperial Tobacco Group PLC

2

3 February 2003

Private & Confidential
Addressee only

Dr P H Jungels
Enborne Chase
Enborne
Nr Newbury
Berks RG20 0HD

Dear Pierre

        Imperial Tobacco Group PLC ("the Company") and confirmation of your appointment to the Board as a Non-Executive Director.

        My colleagues and I are pleased to confirm your position as a Non-Executive Director, of the Company. This letter details the main terms attached to this office.

Duties

        You will be required to attend Board meetings of the Company. The Board meets five times each year and normally the meetings are held here in Bristol. The next Annual General Meeting will be held on 4 February 2003.

        You are already aware of how the Board works and what authorities are delegated to the Group Chief Executive and his executive director colleagues.

        In addition to attending Board meeting you may be invited to serve on one or both of the Remuneration and Audit Committees as well as the Nominations Committee. The Remuneration Committee will meet twice a year and the Audit Committee three times a year. You have been informed of the roles of these Committees.

        I need hardly remind you that the liabilities and obligations of directors of listed companies are more onerous and more rigorously enforced than those relating to private companies. In common with the rest of the Board, you are therefore expected to comply with the terms of the Financial Services Authority Code for transactions by directors of listed companies (a copy of which is available from the Company Secretary) and specifically with any insider dealing rules adopted by the company from time to time.

Appointment

        Following this confirmation of re-appointment, your position will be reviewed annually prior to the AGM or if earlier, upon the date that you reach the age of 65 years. All appointments and re-appointments to the Board are, of course, subject to the Company's Articles of Association.

Remuneration

        The fee is at present £35,000 per annum, payable monthly in arrears, subject to UK statutory deductions of which £10,000 per annum, less UK statutory deductions, will be applied to the purchase of the Company's shares, to be held by a nominee for the duration of your appointment.

1

Expenses

        The Company will reimburse you for any expenses that you may incur properly and reasonably in performing your duties. Such expenses would include reasonable legal fees if circumstances should arise in which it was necessary for you to seek separate legal advice about the performance of your duties. In such a situation, you are required to discuss the issue either with me or with one of your non-executive colleagues in advance.

        The Company looks forward to continuing to work with you in the future.

Yours sincerely

D C Bonham

Chairman
For and on behalf of Imperial Tobacco Group PLC

2

3 February 2003

Private & Confidential
Addressee only

Mr S Huismans
9 Beachey Head Drive
Plettenberg Bay
South Africa

Dear Sipko

        Imperial Tobacco Group PLC ("the Company") and confirmation of your appointment to the Board as a Non-Executive Director.

        My colleagues and I are pleased to confirm your position as a Non-Executive Director, of the Company. This letter details the main terms attached to this office.

Duties

        You will be required to attend Board meetings of the Company. The Board meets five times each year and normally the meetings are held here in Bristol. The next Annual General Meeting will be held on 4 February 2003.

        You are already aware of how the Board works and what authorities are delegated to the Group Chief Executive and his executive director colleagues.

        In addition to attending Board meeting you may be invited to serve on one or both of the Remuneration and Audit Committees as well as the Nominations Committee. The Remuneration Committee will meet twice a year and the Audit Committee three times a year. You have been informed of the roles of these Committees.

        I need hardly remind you that the liabilities and obligations of directors of listed companies are more onerous and more rigorously enforced than those relating to private companies. In common with the rest of the Board, you are therefore expected to comply with the terms of the Financial Services Authority Code for transactions by directors of listed companies (a copy of which is available from the Company Secretary) and specifically with any insider dealing rules adopted by the company from time to time.

Appointment

        Following this confirmation of re-appointment, your position will be reviewed annually prior to the AGM or if earlier, upon the date that you reach the age of 65 years. All appointments and re-appointments to the Board are, of course, subject to the Company's Articles of Association.

Remuneration

        The fee is at present £35,000 per annum, payable monthly in arrears, subject to UK statutory deductions of which £10,000 per annum, less UK statutory deductions, will be applied to the purchase of the Company's shares, to be held by a nominee for the duration of your appointment.

1

Expenses

        The Company will reimburse you for any expenses that you may incur properly and reasonably in performing your duties. Such expenses would include reasonable legal fees if circumstances should arise in which it was necessary for you to seek separate legal advice about the performance of your duties. In such a situation, you are required to discuss the issue either with me or with one of your non-executive colleagues in advance.

        The Company looks forward to continuing to work with you in the future.

Yours sincerely

D C Bonham

Chairman
For and on behalf of Imperial Tobacco Group PLC

2

3 February 2003

Private & Confidential
Addressee only

Mr S P Duffy
Raybourne House
Mill Street
Islip
Oxon OX5 2SZ

Dear Simon

        Imperial Tobacco Group PLC ("the Company") and confirmation of your appointment to the Board as a Non-Executive Director.

        My colleagues and I are pleased to confirm your position as a Non-Executive Director, of the Company. This letter details the main terms attached to this office.

Duties

        You will be required to attend Board meetings of the Company. The Board meets five times each year and normally the meetings are held here in Bristol. The next Annual General Meeting will be held on 4 February 2003.

        You are already aware of how the Board works and what authorities are delegated to the Group Chief Executive and his executive director colleagues.

        In addition to attending Board meeting you may be invited to serve on one or both of the Remuneration and Audit Committees as well as the Nominations Committee. The Remuneration Committee will meet twice a year and the Audit Committee three times a year. You have been informed of the roles of these Committees.

        I need hardly remind you that the liabilities and obligations of directors of listed companies are more onerous and more rigorously enforced than those relating to private companies. In common with the rest of the Board, you are therefore expected to comply with the terms of the Financial Services Authority Code for transactions by directors of listed companies (a copy of which is available from the Company Secretary) and specifically with any insider dealing rules adopted by the company from time to time.

Appointment

        Following this confirmation of re-appointment, your position will be reviewed annually prior to the AGM or if earlier, upon the date that you reach the age of 65 years. All appointments and re-appointments to the Board are, of course, subject to the Company's Articles of Association.

Remuneration

        The fee is at present £35,000 per annum, payable monthly in arrears, subject to UK statutory deductions of which £10,000 per annum, less UK statutory deductions, will be applied to the purchase of the Company's shares, to be held by a nominee for the duration of your appointment.

1

Expenses

        The Company will reimburse you for any expenses that you may incur properly and reasonably in performing your duties. Such expenses would include reasonable legal fees if circumstances should arise in which it was necessary for you to seek separate legal advice about the performance of your duties. In such a situation, you are required to discuss the issue either with me or with one of your non-executive colleagues in advance.

        The Company looks forward to continuing to work with you in the future.

Yours sincerely

D C Bonham

Chairman
For and on behalf of Imperial Tobacco Group PLC

2

20 September 2002

PERSONAL

Mr R C Hannaford
Company Secretary
Upton Road
Bristol

Dear Dick

        I am very pleased to inform you that I have approved an increase in your annual salary to £170,000 with effect from 1 October 2002.

Kindest regards

Gareth Davis
Chief Executive

1

QuickLinks

  Exhibit 4.8
Executive Directors' Salary Review
Executive Directors' Salary Review
EXECUTIVE SERVICE AGREEMENT
THE SCHEDULE